EXHIBIT 21.1
Anixter International Inc.
List of Subsidiaries as of January 3, 2020

Company Name	Jurisdiction of Incorporation
Anixter Inc.	Delaware
Accu-Tech Corporation	Georgia
Anixter Bahamas Limited	Bahamas
Anixter (Barbados) SRL	Barbados
Anixter Cables y Manufacturas, S.A. de C.V.	Mexico
Anixter Chile S.A.	Chile
Anixter Colombia S.A.S.	Colombia
Anixter Costa Rica S.A.	Costa Rica
Anixter Dominicana, SRL	Dominican Republic
Anixter Egypt LLC	Egypt
Anixter Information Systems LLC	Illinois
Anixter Jamaica Limited	Jamaica
Anixter New Zealand Limited	New Zealand
Atlas Gentech (NZ) Limited	New Zealand
Anixter Panama, S.A.	Panama
Anixter Peru, S.A.C.	Peru
Anixter Philippines Inc.	Delaware
Anixter Power Solutions Inc.	Michigan
Anixter Procurement Corporation	Illinois
Anixter Puerto Rico, Inc.	Delaware
Anixter Real-Estate LLC	Illinois
Anixter Receivables Corporation	Delaware
Anixter Venezuela Inc.	Delaware
Anixter Financial Inc.	Delaware
Anixter Communications (Malaysia) Sdn Bhd	Malaysia
Anixter India Private Limited	India
Anixter Japan KK	Japan
Anixter Singapore Pte. Ltd.	Singapore
Anixter Thailand Inc.	Delaware
Anixter Hong Kong Limited	Hong Kong
Anixter Communications (Shanghai) Co. Limited	China
Anixter Holdings, Inc.	Delaware
Anixter Argentina S.A.	Argentina
Servicios Anixter, S.A. de C.V.	Mexico
XpressConnect Supply Inc.	Delaware
Anixter (CIS) LLC	Russia
Anixter U.S. LLC	Delaware
Anixter Mid Holdings B.V.	The Netherlands
AXE Distribution Solutions Trinidad, Ltd.	Trinidad
Anixter Sub Holdings B.V	The Netherlands
Anixter do Brasil Ltda	Brazil
Anixter Logistica do Brasil LTDA	Brazil
Anixter Australia Pty. Ltd.	Australia

ALLNET Technologies Pty. Ltd.	Australia
Central Security Distribution Pty. Ltd	Australia
Inner Range Pty. Ltd	Australia
Anixter Canada Inc.	Canada
Anixter Canadian Holdings ULC	Canada
WireXpress Ltd.	Canada
Anixter Holdings Mexico LLC	Delaware
Anixter de Mexico, S.A. de C.V.	Mexico
Anixter Operaciones y Logistica s De RL De CV	Mexico
Anixter Logistica y Servicios S.A. de C.V.	Mexico
Anixter Guatemala y Compañia Limitada	Guatemala
XpressConnect Supply Mexico, S.A. de C.V.	Mexico
Anixter Distribuidor de Soluciones Empresariales e Industriales S.A.	Uruguay
Anixter Jorvex S.A.C.	Peru
Eurinvest Cooperatief U.A.	The Netherlands
Eurinvest B.V.	The Netherlands
Anixter Asia Holdings Limited	Hong Kong
Anixter Belgium B.V.B.A.	Belgium
Anixter España S.L.	Spain
Anixter Fasteners Deutschland GmbH	Germany
Anixter France SARL	France
Anixter Italia S.r.l.	Italy
Anixter Morocco SARL AU	Morocco
Anixter Nederland B.V.	The Netherlands
Anixter Switzerland Sàrl	Switzerland
XpressConnect Holdings B.V.	The Netherlands
XpressConnect International B.V.	The Netherlands
XpressConnect Supply do Brasil Ltda	Brazil
XpressConnect Supply B.V.B.A.	Belgium
XpressConnect Supply Colombia S.A.S.	Colombia
Xpress Connect Supply Hong Kong Limited	Hong Kong
Anixter Limited	United Kingdom
Infast Group Limited	United Kingdom
Haden Drysys S.A.	Spain
Anixter Distribution Ireland Limited	Ireland
Anixter Pension Trustees Limited	United Kingdom
Anixter Pension Scheme Trustees Limited	United Kingdom
Anixter (U.K.) Limited	United Kingdom
Anixter Saudi Arabia Limited	Saudi Arabia
Anixter Middle East FZE	United Arab Emirates
HMH Pension Trustees Limited	United Kingdom
Pro Canadian Holdings I, ULC	Nova Scotia
Anixter Power Solutions Canada Inc. (formerly HD Supply Canada Inc.)	Ontario
B.E.L. Corporation	Delaware
Anixter Eurotwo Holdings B.V.	The Netherlands
Anixter Danmark A/S	Denmark
Anixter Deutschland GmbH	Germany
Anixter Hungary Ltd.	Hungary
Anixter Iletisim Sistemleri Pazarlama ve Ticaret A.S.	Turkey

Anixter Greece Network Systems One Shareholder L.L.C.	Greece
Anixter Norge A.N.S.	Norway
Anixter Poland Sp.z.o.o.	Poland
Anixter Portugal S.A.	Portugal
Anixter Sverige AB	Sweden
Anixter Austria GmbH	Austria
Anixter Czech a.s.	Czech Republic
Anixter Slovakia s.r.o.	Slovak Republic
PT Anixter Indonesia	Indonesia
Communication Cables, LLC	Delaware
Tri-Ed Puerto Rico Ltd. Inc.	Puerto Rico
Itel Corporation	Delaware
Itel Container Ventures Inc.	Delaware
ICV GP Inc.	Delaware
Itel Rail Holdings Corporation	Delaware
Signal Capital Corporation	Delaware
Signal Capital Projects, Inc.	Delaware